Exhibit 99.2

MTM Technologies Schedules Earnings Conference Call
for the Quarter and Year Ended March 31, 2008

STAMFORD, CT – June 12, 2008– MTM Technologies, Inc. (NASDAQ: MTMC), a leading national provider of innovative IT solutions and services to Global 2000 and mid-size companies, today announced it will report financial results for its fourth fiscal quarter and full year 2008 ended March 31, 2008, after U.S. financial markets close on Monday, June 23, 2008.

In conjunction with this announcement, MTM Technologies will host a conference call on Tuesday, June 24, 2008, at 9:00 a.m. Eastern Time (ET) to discuss the Company’s financial results.  To access this call, dial (888) 677-8769 (domestic) or (913) 312-0696 (international).  Additionally, a live webcast of the conference call will be available on the “Investor Relations” page on the Company’s website at www.mtm.com.

A replay of this conference call will be available from 12:00 p.m. ET on Tuesday, June 24, 2008 through midnight ET on Thursday, July 24, 2008 at (888) 203-1112 (domestic) or (719) 457-0820 (international).  The replay pass code is 7754334.  An archived webcast of this conference call will also be available on the “Investor Relations” page of the Company’s website at www.mtm.com.

About MTM Technologies, Inc.

MTM Technologies, Inc. is a leading national provider of innovative IT solutions and services to Global 2000 and mid-size companies.  Partnered with industry-leading technology providers such as Cisco Systems, Citrix, Microsoft, HP, Sun Microsystems, EMC, and Avaya, MTM Technologies offers comprehensive solutions in the areas of access, convergence, consolidation, and virtualization.  In addition, MTM Technologies provides a broad range of managed services, including system monitoring and management, hosting, security management, IP telephony management, and IT support, as well as IT staffing and training services.  For more information, visit www.mtm.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include MTM Technologies' entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in MTM Technologies' Securities and Exchange Commission filings.  The forward looking statements in this press release speak only as of the date hereof and MTM Technologies disclaims any obligation to provide updates, revisions or amendments to any forward looking statement to reflect changes in  MTM Technologies’ expectations or future events.

For more information, contact:

Michael Kern
Vice President
Integrated Corporate Relations (ICR)
617-956-6731
michael.kern@icrinc.com

J.W. (Jay) Braukman, III
Chief Financial Officer
MTM Technologies, Inc.
203-975-3700
investorrelations@mtm.com